Execution Copy

      AMENDED AND RESTATED COMMERCIAL ACCOUNTS AGREEMENT *


          AMENDED AND RESTATED COMMERCIAL ACCOUNTS AGREEMENT,

dated as of June 4, 1996, by and among GENERAL ELECTRIC CAPITAL

CORPORATION ("GE Capital"), FEDERATED DEPARTMENT STORES, INC.

("FDS"), FDS NATIONAL BANK ("FDS Bank"), MACY'S EAST, INC.

("Macy's East"), MACY'S WEST, INC. ("Macy's West"), BULLOCK'S,

INC. ("Bullock's"), BROADWAY STORES, INC. ("Broadway"), FACS

Group, Inc. ("FACS") and MSS-DELAWARE, INC. ("MSS").

                      W I T N E S S E T H :

          WHEREAS, GE Capital, R.H. Macy & Co., Inc., Macy Credit

Corp., Macy Receivables Funding Corp., Macy's California, Inc.,

Macy's Northeast, Inc., Macy's South, Inc., Bullock's, Inc., I.

Magnin, Inc., Macy Receivables Master Servicing Corp. and Macy

Specialty Stores, Inc. entered into a Commercial Accounts

Agreement, dated as of May 10, 1991 (such agreement, as it has been amended from time to time, the "Original Agreement"); and

          WHEREAS, GE Capital, FDS (as the successor to R.H. Macy

& Co., Inc.), FDS Bank, Macy's East (as the successor to Macy's

Northeast, Inc. and Macy's South, Inc.), Macy's West (as the

successor to Macy's California, Inc.), Bullock's, and the other parties hereto desire to amend and restate the Original Agreement in its entirety (other than Article Seven thereof, which shall continue unamended);

          NOW, THEREFORE, in consideration of the terms,

conditions and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


Rider X
_________________________
     * Confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


                           ARTICLE ONE

                           DEFINITIONS
          1.1. Certain Capitalized Terms
          .  Capitalized terms used but not otherwise defined

herein have the meanings set forth in the Amended and Restated

Program Agreement.

          1.2. Definitions.
            As used in this Agreement, the following terms have

the respective meanings set forth below:

          "Agreement" means this Amended and Restated Commercial

Accounts Agreement, including all amendments, modifications,

supplements, exhibits, and schedules hereto, and shall refer to this Agreement as the same may be in effect at the time such reference is operative.

          "Amended and Restated Program Agreement" means the

Amended and Restated Credit Card Program Agreement, dated as of the date hereof, by and among GE Capital Consumer Card Co. and the FDS Companies, as it may be amended from time to time.

          "Authorized Commercial User" means, with respect to any

GE/Macy's Commercial Account, any Person authorized from time to time by the relevant Commercial Account Debtor to purchase

Merchandise on credit pursuant to such GE/Macy's Commercial

Account.

          "Commercial Account Agreement" means any credit

agreement entered into between GE Capital and a Commercial

Account Debtor (or any replacement of such agreement) pursuant to which such Commercial Account Debtor and Authorized Commercial

Users may be permitted to purchase Merchandise from any Retailer on credit from time to time, whether or not there is a finance charge computed from time to time, together with any amendments,

modifications or supplements which now or hereafter may be made to such Commercial Account Agreement (or any replacement of such agreement) and any replacements thereof.

          "Commercial Account Application" means any application

for a GE/Macy's Commercial Account completed and submitted

(whether by mail, telephone or other electronic means) by or on behalf of any Person or Persons.

          "Commercial Account Balance" means, with respect to any

GE/Macy's Commercial Account, the outstanding balance of such

GE/Macy's Commercial Account at the time of determination, which shall consist of, without limitation, the sum of (i) the

aggregate Face Amount of GE/Macy's Commercial Receivables posted to such GE/Macy's Commercial Account prior to such time and

(ii) the aggregate amount of any and all fees and charges posted to such GE/Macy's Commercial Account prior to such time,

including, without limitation, interest and finance charges,

returned check charges or late charges, insurance premiums and attorneys' fees, minus the aggregate amount of all credits,

payments, adjustments, and employee discounts posted to such

GE/Macy's Commercial Account prior to such time, provided that the Commercial Account Balance of any of the following accounts shall be zero (whether or not any GE/Macy's Commercial

Receivables with respect to such account are included on the

Master File at such time):  any GE/Macy's Commercial Account where, as of the time of determination, (a) the Commercial

Account Debtor has been coded on the Master Files with respect to any prior billing cycle as having filed a petition for relief under the Bankruptcy Code, having made a general assignment for the benefit of creditors, having had filed against it any

petition or other application for relief under the Bankruptcy

Code, or having suffered a receiver or trustee to be appointed for all or a significant portion of its assets, and under the

Credit and Collection Policy such GE/Macy's Commercial Account was required to be written off, but was not written off, (b) such

GE/Macy's Commercial Account is 180 days or more past due, (c)

such GE/Macy's Commercial Account has been referred to an

attorney, collection agency, or other entity for collection and has been written off in accordance with the Credit and Collection

Policy, or (d) such GE/Macy's Commercial Account has been written off as uncollectible under the Credit and Collection Policy at any time prior to the time of determination.

          "Commercial Accounts Business" means the business of

extending credit in connection with the sales of Merchandise on credit by any of the Retailers pursuant to a GE/Macy's Commercial

Account, and servicing such credit purchases of Merchandise.

          "Commercial Account Debtor List" means all lists of

Commercial Account Debtors, including the addresses and phone numbers of, and other demographic data with respect to, such

Commercial Account Debtors, maintained by any of the FDS

Companies and/or any Affiliate of any of the FDS Companies.

          "Commercial Accounts Program" means the Commercial

Accounts Program established by the Original Agreement and

continued pursuant to this Agreement.

          "Commercial Books and Records" means all books,

records, files (including, without limitation, the Commercial

Master File), credit information, business records and plans,

reports, correspondence, and other financial and corporate data used or held by any of the FDS Companies or any Affiliate of any of the FDS Companies for use in connection with or relating to the Commercial Accounts Business or the Commercial Collateral.

          "Commercial Collateral" has the meaning set forth in

Section 6.1(a) hereof.

          "Commercial Credit Card" means any card issued by any

of the FDS Companies, any Affiliate of any of the FDS Companies

or by GE Capital, to a Person, which card can be used by such

Person only to purchase Merchandise on credit from one or more of the Retailers pursuant to a GE/Macy's Commercial Account.

          "Commercial Credit Card Documentation" means, with

respect to a GE/Macy's Commercial Account, all of the following items relating to such GE/Macy's Commercial Account:  Commercial

Account Applications, Commercial Account Agreements, Commercial

Credit Cards, credit bureau reports, GE/Macy's Charge Slips,

GE/Macy's Credit Slips, periodic billing statements, receipts for in-store payments, adverse action notices and change of terms notices.

          "Commercial Intellectual Property" means all shop

rights, inventions, discoveries, improvements, designs, patterns,

processes, formulae, trade secrets, proprietary rights and data,

ideas and know-how, whether or not patentable or registrable,

from time to time owned by any of the FDS Companies or any

Affiliate of any of the FDS Companies and used or held for use solely in connection with the Commercial Accounts Business.

          "Commercial Master File" means, with respect to each

Division on any date, the computer files containing the most recently-posted financial, GE/Macy's Commercial Account status and demographic information with respect to any of such

Division's GE/Macy's Commercial Accounts, including, without limitation, active, inactive and recovery GE/Macy's Commercial

Accounts, which computer files represent the aggregate amount of

Commercial Account Balances on such date, together with

corresponding control reports.

          "Cut-off Time" means May 9, 1991 at 11:59 p.m., New

York City Time.

          "GE/Macy's Commercial Account" means any of the

following credit accounts owned by GE Capital established at any time (past, present or future) in favor of a Commercial Account

Debtor and identified by a unique account number, whether or not established in favor of any particular class of Persons:  (a) a non-GE/Macy's Credit-Card accessed credit account, (b) a credit account not used primarily for personal, family or household purposes or uses, (c) a closed-end credit account and (d) any other credit account (in each case in clauses (b), (c) and (d) of this definition, whether or not such credit account is accessed through a GE/Macy's Credit Card).  As used in this Agreement, the term "GE/Macy's Commercial Account" includes New Commercial

Accounts.  Notwithstanding the foregoing, "GE/Macy's Commercial

Account" does not include (x) any account generated pursuant to a layaway plan and (y) any GE/Macy's Account.

          "Commercial Account Debtor" means any Person who is a

party to a Commercial Account Agreement or who is or who may become obligated under, with respect to, or on account of, a

GE/Macy's Commercial Account from time to time.

          "GE/Macy's Commercial Account Documentation" means,

with respect to a GE/Macy's Commercial Account, any and all

documentation from time to time relating to such GE/Macy's

Commercial Account, including, without limitation, Commercial

Credit Card Documentation, checks and stubs, correspondence,

memoranda, documents, instruments, certificates, agreements,

invoices, sales or shipping slips, delivery and other receipts,

magnetic tapes, disks, hardcopy formats, any other computer-

readable data transmissions, and any other records of whatever form or nature, related to any of the foregoing, any other

written, electronic or other material related to any of the

foregoing, any microfilm, electronic or other copy of any of the foregoing and all other materials, including, without limitation,

tangible and intangible information, arising from any of the foregoing or pertaining thereto.

          "GE/Macy's Commercial Receivable" means any and all

amounts owing from time to time with respect to the purchase of

Merchandise on credit pursuant to a GE/Macy's Commercial Account,

including, without limitation, any charges for sales tax,

regardless of whether such GE/Macy's Commercial Receivable

consists of an "account," "chattel paper," an "instrument" or a

"general intangible" under and as defined in Article or

Division 9 of the UCC applicable to such GE/Macy's Commercial

Receivable, and all proceeds of any of the foregoing, together with (a) any and all GE/Macy's Commercial Account Documentation

relating to such GE/Macy's Commercial Receivable and any

"document" (as defined in the UCC) covering any Merchandise

relating to such GE/Macy's Commercial Receivable, (b) any and all rights and remedies as to stoppage-in-transit, reclamation,

return and repossession of Merchandise with respect to such

GE/Macy's Commercial Receivable, whether arising by Contract or by Law, (c) any and all Merchandise, goods or other property that is security for such GE/Macy's Commercial Receivable or for any item referred to in clause (a), (b), (d), (e) or (f) of this definition, (d) any and all contracts of indemnity, guaranties,

sureties, letters of credit, proceeds of insurance claims,

security interests, or other direct or indirect security or

support held by or granted to any Retailer by any Person to

secure payment of such GE/Macy's Commercial Receivable, (e) any and all other rights, remedies, benefits, interests and titles,

both legal and equitable, to which any of the FDS Companies or any Affiliate of any of the FDS Companies may at any time (past,

present or future) be entitled in respect of any of the

foregoing, and (f) any and all proceeds of any of the foregoing.

Each purchase of Merchandise by a GE/Macy's Commercial Account

Debtor or an Authorized Commercial User pursuant to a GE/Macy's

Commercial Account shall constitute a separate GE/Macy's

Commercial Receivable.  As used in this Agreement, the term

"GE/Macy's Commercial Receivable" includes New Commercial

Receivables.  Notwithstanding the foregoing, "GE/Macy's

Commercial Receivable" does not include (x) any receivable

generated pursuant to a layaway plan or (y) any GE/Macy's

Receivable.

          "New Commercial Accounts" means all GE/Macy's

Commercial Accounts originated on or after the date of the

Original Agreement.

          "New Commercial Receivable" means any GE/Macy's

Commercial Receivable arising after the Cut-off Time.

          "Transferable Commercial Business Permits" means all

Permits (a) that are required in order to carry on the Commercial

Accounts Business and to consummate the transactions contemplated by this Agreement and (b) that are transferable to GE Capital.


                           ARTICLE TWO

         REPRESENTATIONS AND WARRANTIES OF FDS COMPANIES
          2.1. Amended and Restated Program Agreement
Representations and
Warranties
          .  On the date hereof, and on the date of each

Remittance, the FDS Companies, jointly and severally, hereby make each representation and warranty made by the FDS Companies in

Article VI of the Amended and Restated Program Agreement mutatis mutandis with respect to the Commercial Accounts Program.  Each such representation and warranty shall survive to the extent provided in the Amended and Restated Program Agreement.




                          ARTICLE THREE

          REPRESENTATIONS AND WARRANTIES OF GE CAPITAL
          3.1. Amended and Restated Program Agreement
Representations and Warranties
          .  On the date hereof and on the date of each

Remittance, GE Capital hereby makes each representation and

warranty made by GE Bank in Article Seven of the Amended and

Restated Program Agreement mutatis mutandis with respect to the

Commercial Accounts Program.  Each such representation and

warranty shall survive to the extent provided in the Amended and

Restated Program Agreement.




                          ARTICLE FOUR

                   INCORPORATION OF PROVISIONS
          4.1. Amended and Restated Program Agreement
          .  Unless specifically provided to the contrary in this

Agreement, the terms and provisions applicable to the Program which are contained in the Amended and Restated Program Agreement shall apply mutatis mutandis to the Commercial Accounts Program.




                          ARTICLE FIVE

                        OTHER PROVISIONS
          5.1. Commercial Accounts Remittances
          .  Notwithstanding any other provision of this

Agreement or Section 3.1 of the Amended and Restated Program

Agreement, Remittances with respect to GE/Macy's Commercial

Accounts shall not be separated by Divisions.

          5.2. GE Capital Service Discount
          .  During the term of this Agreement, the budget and

Monthly Discount in effect on any day shall be included in the budget and Monthly Discount in effect under the Amended and

Restated Program Agreement on such date.

          5.3. Maximum Commercial Amount
          .  Notwithstanding any other provision of this

Agreement to the contrary or the provisions of Section 3.8 of the

Amended and Restated Program Agreement, if (a)  the aggregate

Commercial Account Balances of GE/Macy's Commercial Accounts

established in favor of Persons other than natural persons

("Corporate Accounts") would not exceed $[OMISSION] or (b) the aggregate Commercial Account Balances of any GE/Macy's Commercial

Accounts other than Corporate Accounts ("Other Commercial

Accounts") would exceed $[OMISSION], GE Capital and the FDS

Companies shall have all the rights provided in Section 3.8(f) of the Amended and Restated Program Agreement.

          5.4. Termination
          .  Notwithstanding any other provision of this

Agreement to the contrary, this Agreement shall automatically terminate upon the termination of the Amended and Restated

Program Agreement pursuant to its terms.

          5.5. Indemnification
          .  (a)  The FDS Companies shall indemnify GE Capital

with respect to the Commercial Accounts Program pursuant to this

Agreement to the same extent, and subject to the same

limitations, as the FDS Companies indemnify GE Bank with respect to the Program pursuant to Article X of the Amended and Restated

Program Agreement.

               (b)       In addition to the foregoing, GE Capital

shall indemnify the FDS Companies with respect to the Commercial

Accounts Program pursuant to this Agreement to the same extent,

and subject to the same limitations, as GE Bank indemnifies the

FDS Companies with respect to the Program pursuant to Article X of the Amended and Restated Program Agreement.

          5.6. Other
          .  Notwithstanding any other provision of this

Agreement to the contrary, (i) the provisions of Article II of the Program Agreement shall not be applicable to the Commercial

Accounts Program and (ii) the provisions of Article Seven of the

Original Agreement shall remain unchanged and in full force and effect.

          5.7. Servicing
          .  Unless the parties otherwise agree, the GE/Macy's

Commercial Accounts shall be serviced pursuant to the terms of the FACS Services Agreement.

          5.8. Certain Limitations
          .  If at any time during the term hereof either (i) the

aggregate Commercial Account Balances of GE/Macy's Commercial

Accounts equals $[OMISSION] or (ii) the aggregate account

balances of all FDS/Macy's Accounts established in favor of

persons other than natural persons ("FDS/Macy's Commercial

Accounts") equals $[OMISSION], then the parties shall negotiate in good faith to agree upon a mutually acceptable manner of

sharing volume of GE/Macy's Commercial Accounts and FDS/Macy's

Commercial Accounts.  Subject to the foregoing, GE Capital may continue to originate new GE/Macy's Commercial Accounts and FDS may continue to originate new FDS/Macy's Commercial Accounts.


                           ARTICLE SIX

              OWNERSHIP OF ACCOUNTS AND RECEIVABLES
          6.1. Ownership of GE/Macy's Commercial

Accounts and GE/Macy's Commercial Receivables

          .  (a)  All transactions and borrowings in connection

with the GE/Macy's Commercial Accounts and the GE/Macy's

Commercial Receivables shall create the relationship of debtor and creditor between each Commercial Account Debtor and GE

Capital, respectively, and GE Capital shall be the owner of all the GE/Macy's Commercial Accounts, the GE/Macy's Commercial

Receivables, the GE/Macy's Commercial Accounts Documentation,

pending Commercial Account Applications, Commercial Books and

Records, and the Commercial Account Debtor List and, except as otherwise specifically provided herein, shall have all rights,

powers, and privileges with respect thereto as such owner,

including, without limitation, the right at any and all times to receive directly payments on GE/Macy's Commercial Accounts from

Commercial Account Debtors.  In this regard, GE Capital shall bear all risks of collections of GE/Macy's Commercial Receivables

(other than as a result of the application of Section 3.5 of the

Program Agreement to the GE/Macy's Commercial Accounts).  Each

FDS Company acknowledges and agrees that it has no right, title or interest in or to (i) any of the GE/Macy's Commercial Accounts

or the GE/Macy's Commercial Receivables, or (ii) any payments made by Commercial Account Debtors with respect to the GE/Macy's

Accounts or the GE/Macy's Receivables.

          (b)  GE Capital and the FDS Companies acknowledge that

under the Commercial Accounts Program GE Capital extends credit directly to Commercial Account Debtors.  However, in the unlikely event it were ever to be determined by a final order of a court of competent jurisdiction that FDS (or the FDS Companies) is deemed to be extending credit directly to Commercial Account

Debtors, the FDS Companies and GE Capital acknowledge and agree that GE Capital shall be deemed to be purchasing the receivables created by such arrangements and that GE Capital's remittances pursuant to this Agreement shall be deemed to be payment for the purchase of such receivables and GE Capital shall be deemed to have purchased such receivables effective when GE Capital

incurred the obligation to make payment therefor.  In this

regard, GE Capital and the FDS Companies agree that, on or before the date of this Agreement, and thereafter from time to time,

they will execute and file such financing statements under the

UCC as would be necessary and appropriate to protect GE Capital's interest to the same extent as if GE Capital was purchasing such receivables.


                          ARTICLE SEVEN

                             GENERAL
          7.1. Headings
 .  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          7.2. Counterparts
          .  This Agreement may be executed in any number of

counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          7.3. Notices
          .  All notices, requests, demands, applications,

services of process and other communications which are required to be or may be given under this Agreement to be effective shall be made in accordance with the provisions of Section 12.16 of the

Amended and Restated Program Agreement except that no notice required to be delivered hereunder shall be sent to GE Bank.

          7.4. Governing Law
          .  The validity, performance and enforcement of this

Agreement shall be governed by the Laws of the State of New York,

without giving effect to the principles of conflicts of law

thereof.

          IN WITNESS WHEREOF, the parties hereto, intending to be

legally bound, have entered into this Agreement as of the day and year first above written.



                              GENERAL ELECTRIC CAPITAL CORPORATION

                              By:  /s/ Richard A. Hayes
                              Name:  Richard A. Hayes
                              Title: Senior Vice President Retailer Financial
                                     Services



FEDERATED DEPARTMENT STORES, INC.


By:  /s/ Ronald W. Tysoe
Name:  Ronald W. Tysoe
Title:  Vice Chairman and Chief Financial Officer


FDS NATIONAL BANK


By:  /s/ James R. Gudmens
Name:  James R. Gudmens
Title:  President


MACY'S EAST, INC.


By:  /s/ Robert C. Seppelt
Name:  Robert C. Seppelt
Title:  Vice President

MACY'S WEST, INC.


By:  /s/ Robert C. Seppelt
Name:  Robert C. Seppelt
Title:  Vice President


BULLOCK'S, INC.


By:  /s/ Robert C. Seppelt
Name:  Robert C. Seppelt
Title:  Vice President


BROADWAY STORES, INC.


By:  /s/ Robert C. Seppelt
Name:  Robert C. Seppelt
Title:  Vice President


FACS GROUP, INC.


By:  /s/ Robert C. Seppelt
Name:  Robert C. Seppelt
Title:  Vice President


MSS-DELAWARE, INC.


By:  /s/ Robert C. Seppelt
Name:  Robert C. Seppelt
Title:  Vice President